Exhibit 99.1

THE LEXICON PARTNERSHIP LLP

Consolidated Financial Statements

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF THE LEXICON PARTNERSHIP LLP (the ‘‘LLP’’)

We have audited the accompanying consolidated balance sheet of The Lexicon Partnership LLP as at 31 March 2011 and 2010, and the related consolidated profit and loss account, statement of recognised gains and losses and cash flow statement for the three years ended 31 March 2011. These consolidated financial statements are the responsibility of the LLP’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the LLP’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the LLP as at 31 March 2011 and 2010, and the results of its operations and its cash flows for the three years ended 31 March 2011 in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of these differences is presented in note 19 to the consolidated financial statements. The application of the latter would have affected the determination of net income for each of the two years ended 31 March 2011 and the determination of members’ deficit at 31 March 2011 and 2010 to the extent summarised in Note 19.

/s/ Deloitte LLP

London, United Kingdom

4 November 2011

THE LEXICON PARTNERSHIP LLP

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Year ended 31 March

	Notes	2011 £’000	2010 £’000	2009 £’000

TURNOVER	2	39,857	32,813	41,471

Administrative expenses		(16,018)	(17,299)	(14,980)

OPERATING PROFIT	3	23,839	15,514	26,491

Loss on disposal of tangible fixed assets		—	(2)	—

PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST		23,839	15,512	26,491

Interest receivable and similar income	4	5,321	108	1,031

Interest payable and similar charges	5	(5)	(9)	(3)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		29,155	15,611	27,519

Tax on profit on ordinary activities	6	(3,153)	(161)	(159)

PROFIT FOR THE FINANCIAL YEAR BEFORE MEMBERS’ REMUNERATION AND PROFIT SHARES		26,002	15,450	27,360

PROFIT FOR THE FINANCIAL YEAR BEFORE MEMBERS’ REMUNERATION AND PROFIT SHARES		26,002	15,450	27,360

Members’ remuneration charged as an expense	13	(17,556)	(729)	(204)

PROFIT FOR THE FINANCIAL YEAR AVAILABLE FOR DISCRETIONARY DIVISION AMONG MEMBERS	13	8,446	14,721	27,156

The results of the group are wholly attributable to continuing operations.

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Year ended 31 March

	2011 £’000	2010 £’000	2009 £’000

Profit for the financial year available for discretionary division among members	8,446	14,721	27,156

Currency translation difference on foreign currency net investments	(4)	(4)	12

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE YEAR ATTRIBUTABLE TO MEMBERS	8,442	14,717	27,168

THE LEXICON PARTNERSHIP LLP

CONSOLIDATED BALANCE SHEET

As at 31 March

	Notes	2011 £’000	2010 £’000

FIXED ASSETS
Tangible assets	8	287	317
Other investments	9	—	5,112

		287	5,429

CURRENT ASSETS
Debtors	10	9,017	12,192
Cash at bank and in hand		21,429	11,986

		30,446	24,178

CREDITORS: amounts falling due within one year	11	(10,283)	(8,317)

NET CURRENT ASSETS		20,163	15,861

NET ASSETS ATTRIBUTABLE TO MEMBERS		20,450	21,290

REPRESENTED BY:
LOANS AND OTHER DEBTS DUE TO MEMBERS
Members’ capital classified as a liability	13	5,039	5,000
Other amounts	13	15,407	16,282

		20,446	21,282

MEMBERS’ OTHER INTERESTS
Other reserves classified as equity	13	4	8

		20,450	21,290

	2011 £’000	2010 £’000

TOTAL MEMBERS’ INTERESTS
Loans and other debts due to members	20,446	21,282
Members’ other interests	4	8

	20,450	21,290

THE LEXICON PARTNERSHIP LLP

CONSOLIDATED CASH FLOW STATEMENT

For the year ended 31 March

	Notes	2011	2010	2009
		£’000	£’000	£’000

Net cash inflow from operating activities	14	26,173	14,268	34,021

Returns on investments and servicing of finance
Interest received		64	120	991
Interest paid		(5)	(9)	(3)

		59	111	988
Taxation
UK corporation tax paid		5	(157)	(239)
Foreign tax paid		(158)	(435)	(45)

		(153)	(592)	(284)
Capital expenditure and financial investment
Purchase of tangible fixed assets		(190)	(290)	(240)
Proceeds on disposal of Jupiter Investment	9	6,962	—	—

		6,772	(290)	(240)
Transactions with members and former members
Payments to members		(23,469)	(25,209)	(47,081)
Payments to former members		—	—	(12)
Contributions by members		39	1,048	576

		(23,430)	(24,161)	(46,517)

Increase/(decrease) in cash	15	9,421	(10,664)	(12,032)

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ACCOUNTING POLICIES

The consolidated financial statements are prepared in accordance with applicable United Kingdom law, the Statement of Recommended Practice, “Accounting by Limited Liability Partnerships” (issued March 2010), and accounting principles generally accepted in the United Kingdom (‘‘UK GAAP’’). The particular accounting policies adopted are described below and have been applied consistently in both the current and preceding years. The consolidated financial statements are prepared on the going concern basis as discussed below.

Accounting convention

The consolidated financial statements are prepared under the historical cost convention.

Basis of consolidation

The consolidated financial statements incorporate a consolidation of the financial statements of The Lexicon Partnership LLP (the “LLP”) and its subsidiary undertakings (the ‘‘group’’) drawn up to 31 March each year.

Turnover

Turnover represents amounts receivable for success fees and retainer fees net of value added tax.

Turnover is recognised when (i) there is persuasive evidence of an arrangement with a client, (ii) fees are fixed or determinable, (iii) the agreed-upon services have been completed and delivered to the client or events contemplated in the engagement letter are determined to be completed and (iv) collection is reasonably assured.

Success fees are recognised when the relevant event that determines success has occurred, as defined in the engagement letter. Retainer fees are accrued during the applicable time period within which the service is rendered. Amounts billable to clients for the reimbursement of expenses are offset against the related expense in the consolidated profit and loss account.

Tangible fixed assets

Tangible fixed assets are stated at cost less depreciation and any provision for impairment. Depreciation on tangible fixed assets is provided at rates estimated to write off the cost, less estimated residual value, of each asset on a straight line basis over its expected useful life as follows:

Leasehold improvements	term of lease
Fixtures and fittings	5 years
Computer equipment	12 months

Investments

Fixed asset investments are shown at cost less provision for impairment, if any.

Current tax

Current tax, including UK corporation tax and foreign tax, is provided at amounts expected to be paid (or recovered), using the rates and laws that have been enacted, or substantively enacted, by the balance sheet date.

Deferred tax

Deferred tax is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements.

Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered. Deferred tax assets and liabilities are not discounted.

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ACCOUNTING POLICIES (continued)

Foreign currencies

Transactions denominated in foreign currencies are translated into Sterling at the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated into Sterling at the rates of exchange ruling at the end of the financial year.

The results of overseas operations and their balance sheets are translated into Sterling at the rates of exchange ruling at the end of the financial year. Exchange differences arising on translation of the opening net assets are reported in the statement of total recognised gains and losses. All other exchange differences are dealt with in the profit and loss account.

Pension scheme arrangements

The group makes contributions to money purchase schemes (defined contribution plans), the assets of the schemes being held separately from the assets of the group. The pension cost charge represents contributions payable to the schemes.

Leases

Rental payments under operating leases are charged to the profit and loss account on a straight line basis over the lease term. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight line basis over the shorter of the lease term and the period until a review date.

Tax provisions

The taxation payable on the LLP’s profits is the personal liability of the members during the year. A retention from profits is made to fund payments of taxation on members’ behalf. The retention is reflected in members’ current accounts and payments are charged against this retention.

Going concern

The members believe that the LLP is well placed to manage its business risks and financial risks successfully. After making enquiries, the members have a reasonable expectation that the LLP has adequate resources to continue in operational existence for the foreseeable future.

Following completion of the transaction referred to in note 18, the members have considered the consequences for the LLP of the transaction and concluded that, since no plans or timetable for a restructuring of the enlarged group have been confirmed, it is appropriate to adopt the going concern basis of accounting in preparing the financial statements.

2.	TURNOVER

Turnover is attributable to the one principal activity of the group which was conducted at the registered offices of Lexicon Partners Limited in the UK, Lexicon Partners (US) LLC in the United States of America and Lexicon Partners (Asia) Limited in Hong Kong.

	2011	2010	2009
	£’000	£’000	£’000

UK	33,423	32,139	41,138
USA	4,313	540	—
Hong Kong	2,121	134	333

	39,857	32,813	41,471

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	OPERATING PROFIT

The operating profit is stated after charging/(crediting):

	2011	2010	2009
	£’000	£’000	£’000
Operating lease rentals
- land and buildings	1,188	1,133	959
- other	45	49	38
Loss/(profit) on foreign exchange	292	65	(542)
Depreciation and amounts written off tangible fixed assets	210	263	481

4.	INTEREST RECEIVABLE AND SIMILAR INCOME

	2011	2010	2009
	£’000	£’000	£’000

Bank interest receivable	62	108	1,031
Other interest receivable	1	—	—
Gain on disposal of Jupiter investment (note 9)	5,258	—	—

	5,321	108	1,031

5.	INTEREST PAYABLE AND SIMILAR CHARGES

	2011	2010	2009
	£’000	£’000	£’000

Bank interest payable	5	5	3
Other interest	—	4	—

	5	9	3

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	TAX ON PROFIT ON ORDINARY ACTIVITIES

The tax charge comprises:

	2011	2010	2009
	£’000	£’000	£’000

Current tax
UK corporation tax for the current year at 28%	2,406	21	299
(2010: 28%, 2009: 28%)
Double tax relief	—	—	(146)

	2,406	21	153
Foreign tax	683	90	397

	3,089	111	550
Adjustments in respect of prior years
- UK corporation tax	(4)	2	(6)
- Foreign tax	(5)	(17)	(2)

Total current tax	3,080	96	542

Deferred tax
Origination and reversal of timing differences	72	119	(383)
Adjustment for change in UK corporation tax rate	2	—	—
Adjustment in respect of prior years	(1)	(54)	—

Total deferred tax (see note 12)	73	65	(383)

Total tax on profit on ordinary activities	3,153	161	159

Factors affecting the current tax charge are as follows:

	2011	2010	2009
	£’000	£’000	£’000

Profit on ordinary activities before tax	29,155	15,611	27,519
LLP profits not subject to taxation in the group	(18,610)	(15,450)	(27,360)

	10,545	161	159

Tax at 28% thereon (2010: 28%, 2009: 28%)	2,953	45	46

Effects of:
Expenses not deductible for tax purposes	124	99	331
Capital allowances in excess of depreciation	(19)	(28)	40
Other deferred tax movements	(6)	3	—
Marginal relief	—	(3)	—
Non taxable foreign dividends	(200)	(51)	—
Difference in tax rates on overseas earnings	237	46	133
Adjustments to tax charge in respect of previous periods	(9)	(15)	(8)

Current tax charge for year	3,080	96	542

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	MEMBERS’ SHARE OF PROFITS

Each year the members decide how profits should be shared amongst themselves. The profit attributable to the member with the largest entitlement to profit was £1,560,642 (2010: £1,237,078, 2009: £3,269,590). The average number of members in the year was 30 (2010: 28, 2009: 24).

Amounts due to members in respect of participation rights in the profits for the year that give rise to liabilities, including any automatic division of profits, are treated as members’ remuneration charged as an expense. Any share of profits arising from a division of profits that is discretionary on the part of the LLP is treated as profit available for discretionary division.

8.	TANGIBLE FIXED ASSETS

	Leasehold improvements £’000	Fixtures and fittings £’000	Computer equipment £’000	Total £’000
Cost
At 1 April 2010	1,814	291	153	2,258
Additions	49	11	130	190
Disposals	(1,703)	(63)	(67)	(1,833)
Exchange adjustments	(4)	(6)	(4)	(14)

At 31 March 2011	156	233	212	601

Depreciation
At 1 April 2010	1,720	106	115	1,941
Charge for the year	38	48	124	210
Disposals	(1,703)	(63)	(67)	(1,833)
Exchange adjustments	(1)	(1)	(2)	(4)

At 31 March 2011	54	90	170	314

Net book value
At 31 March 2011	102	143	42	287

At 31 March 2010	94	185	38	317

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	FIXED ASSET INVESTMENTS

	2011 £’000	2010 £’000

Other investments	—	5,112

The following details relate to the LLP’s subsidiary undertakings:

Name	Country of incorporation	Holding	%	Nature of trade

Lexicon Group Limited	Great Britain	Ordinary	100%	Holding company
Lexicon Partners Limited	Great Britain	Ordinary	100%	Corporate finance advisory services
Lexicon Group Services Limited	Great Britain	Ordinary	100%	Services to other group companies
Lexicon Partners (Asia) Limited	Hong Kong	Ordinary	100%	Corporate finance advisory services
Lexicon Group Services (Asia) Limited	Hong Kong	Ordinary	100%	Services to other group companies
Lexicon Partners (US) LLC	United States of America	Member	100%	Corporate finance advisory services

All subsidiary undertakings prepare financial statements to 31 March.

Other investments comprise 4,625,493 (2010: 4,625,493) ordinary shares in Intrinsic Financial Services Limited (formerly Clearhurst Limited) acquired at a cost of £46 (2010: £46); nil (2010: 23,742) ordinary shares in Jupiter Investment Management Holdings Limited (“Jupiter”), nil (2010: 1,044,634) preference shares in Jupiter and £nil (2010: £4,043,789) unsecured subordinated preferred finance securities in Jupiter Fund Management Group Limited. The Jupiter investment was recorded at cost when it was acquired in June 2007 and at cost less impairment, if any, for all periods since. On acquisition, the LLP approved the proportions in which the LLP’s investment in Jupiter would be beneficially owned by certain members. Since legal title to the shares remained in the name of the LLP, the Jupiter investment remained as an asset on the balance sheet of the LLP and a corresponding liability to the members was recorded.

In May 2010, Jupiter announced its intention to float on the main market of the London Stock Exchange. As part of the flotation process, Jupiter undertook a capital reorganisation and reregistered as a public company. As a consequence of the reorganisation, the LLP’s holding of ordinary shares and preference shares was converted into 2,032,350 ordinary shares in Jupiter Fund Management plc. Upon flotation, the LLP’s holding of unsecured subordinated preferred finance securities in Jupiter Fund Management Group Limited was redeemed in full for £4,043,789. In December 2010, legal title to 264,172 ordinary shares, having a value at that time of £804,404, was transferred to the beneficial owners. In January 2011, 954,452 ordinary shares were sold for £2,918,272 and the proceeds were distributed to the beneficial owners. In February 2011, legal title to the balance of the LLP’s shareholding, comprising 813,726 ordinary shares and having a value at that time of £2,603,923, was transferred to the beneficial owners. Upon completion of the transactions referred to above, the carrying value of the investment was eliminated and the gain was recorded as “Interest receivable and similar income” and as “Members’ remuneration charged as an expense” because the allocation to the individual members was predetermined.

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	DEBTORS

	2011 £’000	2010 £’000

Trade debtors	7,289	10,290
Other debtors	285	472
Prepayments and accrued income	1,178	994
Corporation tax	—	82
Deferred tax asset (see note 12)	265	354

	9,017	12,192

11.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2011 £’000	2010 £’000

Trade creditors	1,046	896
Corporation tax	2,850	5
Other taxation and social security	805	2,263
Other creditors	2	609
Accruals and deferred income	5,580	4,544

	10,283	8,317

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	DEFERRED TAXATION

The group has the following deferred tax balances in its constituent entities:

	UK £’000	Overseas £’000

As at 1 April 2009	95	344
Charged to profit and loss account (see note 6)	(9)	(56)
Exchange difference	—	(20)

As at 31 March 2010	86	268

As at 1 April 2010	86	268
Charged to profit and loss account (see note 6)	(28)	(45)
Exchange difference	—	(16)

As at 31 March 2011	58	207

The deferred tax asset is comprised as follows:

	2011		2010
	UK £’000	Overseas £’000	UK £’000	Overseas £’000

Decelerated/(accelerated) capital allowances	58	(10)	80	(1)
Other timing differences	—	217	6	269

Deferred tax asset	58	207	86	268

A deferred tax asset of £265,000 has been recognised at 31 March 2011 (2010: £354,000), of which £207,000 (2010: £268,000) relates to temporary differences in the tax basis of assets and liabilities of Lexicon Partners (US) LLC and their reported amounts in the consolidated balance sheet. The members are of the opinion, based on current and forecast trading, that the level of profit in the current and next financial year will exceed the tax deductible amounts in relation to these assets and liabilities.

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	TOTAL MEMBERS’ INTERESTS

	Members’ other interests		Loans and other debts due to members			Total
	Other reserves £’000	Total £’000	Members’ capital £’000	Other amounts £’000	Total £’000	members’ interests £’000

Members’ interests as at 1 April 2008	(4)	(4)	3,376	45,654	49,030	49,026

Members’ remuneration charged as an expense	—	—	—	204	204	204

Profit for the financial year available for discretionary division among members	27,156	27,156	—	—	—	27,156

Members’ interests after profit for the year	27,152	27,152	3,376	45,858	49,234	76,386

Other divisions of profits	(27,152)	(27,152)	—	27,152	27,152	—

Introduced by members	—	—	576	—	576	576

Drawings	—	—	—	(47,081)	(47,081)	(47,081)

Other movements	12	12	—	—	—	12

Members’ interests as at 1 April 2009	12	12	3,952	25,929	29,881	29,893

Members’ remuneration charged as an expense	—	—	—	729	729	729

Profit for the financial year available for discretionary division among members	14,721	14,721	—	—	—	14,721

Members’ interests after profit for the year	14,733	14,733	3,952	26,658	30,610	45,343

Other divisions of profits	(14,721)	(14,721)	—	14,721	14,721	—

Introduced by members	—	—	1,048	—	1,048	1,048

Drawings	—	—	—	(25,209)	(25,209)	(25,209)

Other movements	(4)	(4)	—	112	112	108

Members’ interests as at 31 March 2010	8	8	5,000	16,282	21,282	21,290

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	TOTAL MEMBERS’ INTERESTS (continued)

	Members’ other interests		Loans and other debts due to members			Total
	Other reserves £’000	Total £’000	Members’ Capital £’000	Other Amounts £’000	Total £’000	members’ interests £’000

Members’ interests as at 1 April 2010	8	8	5,000	16,282	21,282	21,290

Members’ remuneration charged as an expense	—	—	—	17,556	17,556	17,556

Profit for the financial year available for discretionary division among members	8,446	8,446	—	—	—	8,446

Members’ interests after profit for the year	8,454	8,454	5,000	33,838	38,838	47,292

Other divisions of profits	(8,446)	(8,446)	—	8,446	8,446	—

Introduced by members	—	—	39	—	39	39

Drawings	—	—	—	(23,469)	(23,469)	(23,469)

Transfer of Jupiter investment	—	—	—	(3,408)	(3,408)	(3,408)

Other movements	(4)	(4)	—	—	—	(4)

Members’ interests as at 31 March 2011	4	4	5,039	15,407	20,446	20,450

Loans and other debts due to members rank pari passu with ordinary creditors in the event of a winding up of the LLP. Refer to note 7 (members’ share of profits) for an explanation of members’ remuneration charged as an expense. There was a substantial increase in members’ remuneration charged as expense in the year ended 31 March 2011 due to the gain made upon the disposal of the Jupiter investment (see note 9) and the fact that significant profits were retained in certain subsidiary entities in the year ended 31 March 2011.

All loans and other debts due to members fall due within one year except for members’ capital.

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.	RECONCILIATION OF CONSOLIDATED OPERATING PROFIT TO CASH FLOWS

	2011 £’000	2010 £’000	2009 £’000

Operating profit	23,839	15,512	26,491
Depreciation	210	263	481
Decrease/(increase) in debtors	3,003	(1,252)	8,203
Decrease in creditors	(879)	(255)	(1,154)

Net cash inflow from operating activities	26,173	14,268	34,021

15.	ANALYSIS OF CONSOLIDATED NET DEBT

	At 1 April 2010 £’000	Cash flow £’000	Non-cash transaction £’000	Exchange movement £’000	At 31 March 2011 £’000

Cash at bank and in hand	11,986	9,421	—	22	21,429
Loans and other debts due to members	(21,282)	23,430	(22,594)	—	(20,446)

	(9,296)	32,851	(22,594)	22	983

Non-cash distributions consists of the profit for the financial year available for discretionary division among members of £8,445,139 and members’ remuneration charged as an expense of £17,556,572, net of the value of Jupiter shares transferred to the beneficial owners of £3,408,327.

	At 1 April 2009 £’000	Cash flow £’000	Non-cash transaction £’000	Exchange movement £’000	At 31 March 2010 £’000

Cash at bank and in hand	22,648	(10,664)	—	2	11,986
Loans and other debts due to members	(29,881)	24,161	(15,562)	—	(21,282)

	(7,233)	13,497	(15,562)	2	(9,296)

Non-cash distributions consists of the profit for the financial year available for discretionary division among members of £14,721,573 and members’ remuneration charged as an expense of £728,882.

Included in cash at bank and in hand is an amount held on deposit with HSBC guaranteeing a letter of credit between HSBC and 600 Partners Co., LP for £229,760 and £248,792, as at 31 March 2011 and 2010 respectively. This letter of credit is in respect of the security deposit payable by Lexicon Partners (US) LLC for its corporate offices.

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	FINANCIAL COMMITMENTS

Annual commitments under non-cancellable operating leases are as follows:

	2011		2010
	Land and buildings £’000	Other £’000	Land and buildings £’000	Other £’000
Group
Expiry date:
- within one year	—	2	—	—
- between two and five years	1,292	47	1,319	50

	1,292	49	1,319	50

17.	RELATED PARTIES

The outstanding balance of amounts due to employees of overseas group companies, who are also members at the year end, is £1,103,063 (2010: £1,666,990) which includes unpaid expense claims and accrued bonuses. The outstanding balance of amounts due from employees of overseas group companies, who are also members at the year end, is £104,026 (2010: £293,973) made up of employee advances.

18.	SUBSEQUENT EVENTS

On 7 June 2011, the members of the LLP entered into an agreement under which the LLP and all of its subsidiaries would be acquired by Evercore Partners Inc., an investment banking advisory firm headquartered in the USA (the “transaction”). Pursuant to the terms of this agreement, the members agreed to retain £7.4 million of net profits in the LLP’s subsidiaries as members’ equity. This amount was classified within “Loans and other debts due to members – other amounts” in the consolidated balance sheet as at 31 March 2011.

On 19 August 2011, the transaction completed following receipt of the necessary regulatory approvals. It is likely that there will be a restructuring of the enlarged group but any changes are subject to mutual agreement.

On 19 August 2011, Evercore Partners Inc. contributed its 100% interest in The Lexicon Partnership LLP to Evercore Partners LP (a partnership registered in the US). On 1 September 2011, Evercore Partners LP contributed its 100% interest in The Lexicon Partnership LLP to Evercore Holdings Limited (a company registered in England and Wales). On the same day, Evercore Holdings Limited contributed 99.9% of its interest in The Lexicon Partnership LLP to Evercore Partners Limited (a company registered in England and Wales).

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (“UK GAAP”) which differs in certain respects from accounting principles in the United States of America (“US GAAP”).

The following are the adjustments to net income and members’ equity determined in accordance with UK GAAP, necessary to reconcile to net income and members’ equity determined in accordance with US GAAP.

	Notes	2011 £’000	2010 £’000

Profit for the financial year available for discretionary division among members		8,446	14,721

Translation of foreign currency financial statements	a	16	(3)
Vacation pay	b	14	(31)
Deferred tax	c	(9)	10

Net income in accordance with US GAAP		8,467	14,697

		2011 £’000	2010 £’000

Members’ equity in accordance with UK GAAP		4	8

Vacation pay	b	(51)	(65)
Deferred tax	c	14	19

Members’ deficit in accordance with US GAAP		(33)	(38)

(a)	TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS

Under UK GAAP, the results of foreign subsidiaries having functional currencies other than Sterling are translated using the closing spot foreign exchange rate as at the balance sheet date.

Under US GAAP, the results of operations of foreign subsidiaries are required to be translated at the average exchange rate for the year.

(b)	VACATION PAY

Under UK GAAP, an accrual for annual holiday entitlement carried forward, to the extent permitted by employment contracts, is not recognised.

Under US GAAP, a liability must be accrued for vacation benefits that employees have earned but have not yet taken.

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (continued)

(c)	DEFERRED TAX

Under UK GAAP, deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more, or to pay less tax, at rates expected to apply when they crystallise, based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the consolidated financial statements. Deferred tax assets are regarded as recoverable and recognised only to the extent that, on the available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Under US GAAP, deferred tax assets and liabilities are provided in full on all temporary differences and a valuation adjustment is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realised. The adjustments in respect of deferred taxation relate to the tax effects of the US GAAP adjustments at the statutory rate.

PRESENTATION AND CLASSIFICATION DIFFERENCES

In addition to the recognition and measurement differences between UK and US GAAP, there are a number of differences in the manner in which amounts are presented and classified in the accounts. The principal presentation and classification differences are summarised below:

1.	Balance sheet and profit and loss account presentation

General

The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. UK GAAP requires assets to be presented in ascending order of liquidity whereas under US GAAP assets are presented in descending order of liquidity.

Net deferred tax assets

Under UK GAAP all net deferred tax assets are classified in the balance sheet as current assets. Under US GAAP £57,869 and £79,872 as at 31 March 2011 and 2010 was reclassified as non-current based on the classification of the underlying balance sheet account and when it will be realised.

Transaction related expenses

Under UK GAAP, the recovery of out of pocket expenses billable to customers is offset against the related expense in the profit and loss account.

Under US GAAP, all amounts billable to customers must be recorded within revenue and the corresponding expense reported within expenses in the profit and loss account. Revenue and related expenses of £663,684 and £418,115 for the years ended 31 March 2011 and 2010 would be recorded respectively.

Restricted cash balance

Under UK GAAP, Lexicon Group Services Limited, a subsidiary of the group, guaranteed a line of credit to Lexicon Partners (US) LLC for £229,760 and £248,792, as at 31 March 2011 and 2010 respectively. These amounts are included in cash at bank and in hand as disclosed in note 15.

Under US GAAP these guarantees for a line of credit would be classified as restricted cash as it is considered to be restricted as to withdrawal or usage.

THE LEXICON PARTNERSHIP LLP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (continued)

PRESENTATION AND CLASSIFICATION DIFFERENCES (continued)

2.	Consolidated statement of cash flow

The consolidated statement of cash flow prepared under UK GAAP presents substantially the same information as that required under US GAAP. Cash flow under UK GAAP represents increases or decreases in “cash”, which comprises cash in hand and deposits repayable on demand. Under US GAAP, cash flow represents increases or decreases in “Cash and Cash Equivalents”, which includes short-term, highly liquid investments with original maturities of less than three months, and excludes restricted cash.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investment and servicing of finance, taxation, capital expenditure and financial investment and transactions with members and former members. Under US GAAP, only three categories of cash flow activity are presented, being cash flows relating to operating activities, investing activities and financing activities. Cash flows from operating activities includes net cash inflow from operating activities, returns on investments and servicing of finance and taxation. Cash flows from investing includes capital expenditure and financial investments and movement in restricted cash. Cash flows from financing activities includes transactions with members and former members.

The following statements summarise the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash and short term deposits under UK GAAP.

	2011 £’000	2010 £’000

Net cash provided by operating activities	26,079	13,787
Net cash provided by/(used) in investing activities	6,791	(319)
Net cash used in financing activities	(23,430)	(24,161)

Net increase/(decrease) in cash and cash equivalents	9,440	(10,693)
Effect of exchange rate changes on cash	22	2
Cash and cash equivalents, excluding restricted cash, under US GAAP at beginning of year	11,737	22,428

Cash and cash equivalents, excluding restricted cash, under US GAAP at end of year	21,199	11,737